PLAN AND AGREEMENT OF REORGANIZATION

THIS PLAN AND AGREEMENT OF REORGANIZATION (the “Agreement”) is made this 11th day of October, 2007, among Guide Holdings, Inc., a Utah corporation (“GHI”); Kim McReynolds, the sole stockholder of GHI (the “GHI Stockholder”); The Guidebook Company, Inc., a Utah corporation (“GBC”); and The Guidebook Company, Inc. stockholders (the “GBC Stockholders”), all of whom are listed on Exhibit A hereto and who execute and deliver a copy of this Agreement. The foregoing are sometimes collectively referred to as the “Parties.”

WITNESSETH:

RECITALS

WHEREAS, the respective Boards of Directors of GHI and GBC, having the same officers and directors and having adopted resolutions pursuant to which GHI shall acquire and the GBC Stockholders shall exchange 100% of the outstanding common stock of GBC; and

WHEREAS, the sole consideration for 100% of the outstanding common stock of GBC shall be the exchange of a like number of shares of $0.001 par value common stock of GHI (which shares are all “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

WHEREAS, the GBC Stockholders shall acquire in exchange such “restricted securities” of GHI in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Reorganization”), and/or any other “tax free” exemption thereunder that is available for this exchange, if applicable; and

WHEREAS, the Parties desire to execute and deliver this Agreement and all related, required or necessary documentation that may be reasonably required to complete the Agreement as contemplated by the Parties (collectively, the “Transaction Documents”);

WHEREAS, upon completion of the exchange of outstanding securities of GBC, GHI will be the sole shareholder of GBC, and GBC will be a wholly-owned subsidiary of GHI; and

WHEREAS, as a condition to the Closing of the Reorganization (as defined below), the GHI Stockholder has agreed to cancel 100,000 shares of GHI common stock that are the only shares of GHI common stock that are presently outstanding;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

Exchange of Stock

1.1           Exchange of Shares.  The GBC Stockholders agree to transfer to GHI at the closing (the “Closing”) 100% of the outstanding common stock of GBC listed in Exhibit A, which is attached hereto and incorporated herein by reference (the “GBC Shares”), in exchange for a like number of shares of common stock of GHI, pro rata.

1.2           Exchange of Certificates by GBC Stockholders and Cancellation of Presently Outstanding Securities of GHI.  The transfer of the GBC Shares shall be effected by the delivery to GHI at the Closing of stock certificate or certificates representing the transferred shares.

  (a)           Each of the shares of common stock of GBC, par value $0.001 per share issued and outstanding immediately prior to the Closing will be converted into the right to receive one (1) share of common stock or an aggregate of 3,600,000 shares of common stock of GHI, par value $0.001 per share; and

  (b)           Subject to the Closing and exchange of the GBC Shares for the number of shares of common stock of GHI as outlined in the preceding paragraph, the GHI Stockholder shall deliver to GHI for cancellation 100,000 shares of common stock of GHI, which shares of common stock shall be returned to the authorized and unissued common stock of GHI.

1.3           Further Assurances.  At the Closing and from time to time thereafter, the Parties shall execute such additional instruments and take such other action as GHI may request in order to exchange and transfer clear title and ownership in the GBC Shares to GHI, and to result in the only shares of common stock of GHI to be outstanding immediately following the Closing being those shares of GHI issued in exchange for the GBC Shares.

1.4           Present Directors and Executive Officers and Designation of New Directors and Executive Officers.  On Closing, the present directors and executive officers of GHI shall remain the same and will hold the same designations in GBC, a wholly-owned subsidiary.

1.5           Closing.  This Agreement will be deemed to be completed on the execution and delivery of the Agreement by all of the GBC Stockholders.

Section 2

Closing

The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

 Section 3

Representations and Warranties of GHI

GHI hereby represents and warrant to GBC and the GBC Stockholders as follows:

3.1           Corporate Organization, etc.  GHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on GHI.

3.2           Authorization, etc.  GHI has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by GHI and is the valid and binding legal obligation of GHI enforceable against GHI in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

3.3           Non-Contravention.  Neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

            (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of GHI;

(b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which GHI is a party or by which GHI or any of GHI’s properties or assets is or may be bound;

(c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of GHI under any debt, obligation, contract, agreement or commitment to which GHI is a party or by which GHI or any of GHI’s assets or properties are bound; or

(d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

3.4           Consents and Approvals.  No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by GHI or the consummation by GHI of the transactions contemplated herein.

3.5           Issuance of GHI Common Stock.  To GHI’s knowledge, as of the date of this Agreement, no facts or circumstances exist or will exist that could cause the issuance of shares of GHI common stock pursuant to this Agreement to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Rule 506 of Regulation D promulgated thereunder.

Section 4

Representations and Warranties of GBC

GHC hereby represents and warrant to GHI as follows:

4.1           Corporate Organization, etc.  GBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on GBC.

4.2           Authorization, etc.  GBC has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by GBC and is the valid and binding legal obligation of GBC enforceable against GBC in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

4.3           Non-Contravention.  Neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

     (a)   violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of GBC;

     (b)   be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which GBC is a party or by which GBC or any of GBC’s properties or assets is or may be bound;

     (c)  result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of GBC under any debt, obligation, contract, agreement or commitment to which GBC is a party or by which GBC or any of GBC’s assets or properties are bound; or

     (d)  materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

4.4           Consents and Approvals.  No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by GBC or the consummation by GBC of the transactions contemplated herein.

4.5           Valid Issuance.  GHI shares of common stock to be issued in connection with this Agreement will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

Section 5

Termination

Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of GHI or GBC if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of GHI or GBC and the GBC Stockholders, if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

 Section 6

 General Provisions

6.1           Further Assurances.  At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

6.2           Waiver.   Any failure on the part of any party hereto to comply with any of its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.3           Brokers.  Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

6.4           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to GHI or the GHI Stockholder:	Kim McReynolds
5872 South 900 East, Suite 250
Salt Lake City, Utah 84121

With a copy to:	Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111

If to GBC:	Kim McReynolds
5872 South 900 East, Suite 250
Salt Lake City, Utah 84121

If to GBC Stockholders:	To the addresses listed in Exhibit A.

6.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.6           Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.7           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.  Any actions permitted hereunder shall be brought in the State of Utah.

6.8           Assignment.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

6.9           Counterparts.   This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10         Default.  In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.

THE GUIDEBOOK COMPANY, INC.

Date: October 11, 2007	By:	/s/Kim McReynolds
Kim McReynolds, President

GUIDE HOLDINGS, INC.

Date: October 11, 2007	By:	/s/Kim McReynolds
Kim McReynolds, President

 PLAN AND AGREEMENT OF REORGANIZATION
COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Plan and Agreement of Reorganization (the “Agreement”) among Guide Holdings, Inc., a Utah corporation (“GHI”); Kim McReynolds, the sole stockholder of GHI (the “GHI Stockholder”); the Guidebook Company, Inc., a Utah corporation (“GBC”); and the Guidebook Company, Inc. stockholders (the “GBC Stockholders”), dated as of the 11th day of October, 2007, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement.

Kim McReynolds
Name (Please Print)

5872 S. 900 E.
Street Address

Salt Lake City, Utah 84121
City, State, and Zip

/s/Kim McReynolds
(Signature)

October 11, 2007
(Date)